UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported)     January 29, 2004
                                                       -------------------------


                                 SEQUIAM CORPORATION
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             (Exact name of registrant as specified in its charter)


            California                333-45678               33-0875030
--------------------------------  -------------------  -------------------------
   (State or other jurisdiction      (Commission            (IRS Employer
        of incorporation             File Number)         Identification No.)


                300 Sunport Lane, Orlando, Florida               32809
         -------------------------------------------------  ---------------
             (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code     407-541-0773
                                                           -------------------

      --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

     We  previously  issued  to  La  Jolla  Cove Investors, Inc. ("LJCI"), an 8%
Convertible Debenture in the principal amount of $300,000 and a Warrant to purchase 2,000,000 shares of our common stock at $1.50 per share (the "Initial Financing"). We received a total of $150,000 of the principal amount of the debenture.

     In connection with the debenture and the warrant, we were required to register the resale of common stock to be issued to LJCI upon conversion of the debenture and exercise of the warrant. To meet this obligation, we filed a registration statement on April 27, 2003, an amended registration statement on May 7, 2003, and a second amended registration statement on June 23, 2003, all of which were withdrawn on September 5, 2003, prior to being declared effective.

     Effective as of January 29, 2004, we entered into an Agreement of Accord and Satisfaction with LJCI pursuant to which LJCI agreed to accept $200,000 plus 100,000 shares of restricted common stock in accord and satisfaction of the debenture and warrant and other documents related to the Initial Financing. As a result, all of our obligations under the Initial Financing, including the obligation to file a new registration statement, have been terminated.

     Pursuant to the accord and satisfaction, we issued 100,000 shares of restricted common stock to LJCI, which, had a fair market value of $51,000, based on a closing trading price of $0.51 per share on January 29, 2003. In addition, we delivered to LJCI a promissory note in the principal amount of $200,000, with interest in the amount of 8% per year, plus principal, due in six installments of approximately $34,000 per month, beginning February 1, 2004. We have paid the first installment of approximately $34,000. Under the terms of the new note, we will pay a total of at least $204,103 by July 1, 2004.

     Under the new agreement, LJCI has "piggy-back" registration rights, meaning we are obligated to include the resale of the 100,000 shares of restricted common stock by LJCI in any registered offering of securities we may make during any time that LJCI still holds such 100,000 shares. Unless we make a registered offering, we have no obligation to register the resale of the 100,000 shares of restricted common stock.

     In addition, as a condition to the satisfaction and accord, the Put and Call Agreement between LJCI and our Chief Executive Officer, Nicholas VandenBrekel, and our Chief Financial Officer, Mark Mroczkowski, has been terminated. Pursuant to the put and call agreement, LJCI had the right to cause Messrs. VandenBrekel and Mroczkowski to purchase the debenture at a price of $270,000.

     Messrs. VandenBrekel and Mroczkowski have personally guaranteed the obligations under the new promissory note. In the event that we default on the payments due to LJCI under the new promissory note, then the put and call agreement between LJCI and Messrs. VandenBrekel and Mroczkowski will be reinstated.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

               The following exhibits are included as part of this report:

     10.1      Agreement of Accord and Satisfaction, dated January 29, 2004.

     10.2      7% Promissory Note, dated January 29, 2004.

     10.3      Continuing Personal Guaranty, dated January 29, 2004.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SEQUIAM CORPORATION


Date: February 4, 2004        By: /s/ Nicolas H. VandenBrekel
                              ---------------------------------------------
                              Nicholas H. VandenBrekel, Chief Executive Officer



                              By: /s/ Mark Mroczkowski
                              ---------------------------------------------
                              Mark L. Mroczkowski, Chief Financial Officer



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